Exhibit 10.10
AMENDED AND RESTATED PROMISSORY NOTE

$345,523.89	Houston, Texas	June 30, 2010
     FOR VALUE RECEIVED, the undersigned, GALVESTON BAY RESOURCES, LP, a Texas limited partnership (“Maker”), hereby unconditionally promises to pay to the order of MICHAEL E. ELLIS, a Texas resident (“Payee”), the principal sum of THREE HUNDRED FORTY-FIVE THOUSAND, FIVE HUNDRED TWENTY-THREE AND 89/100 DOLLARS ($345,523.89) in lawful money of the United States of America, together with interest on the unpaid principal balance from day to day remaining, computed from the date hereof. Interest shall be paid at the agreed rate of ten percent (10.00%) per annum. This Note, including all principal and accrued but unpaid interest is due and payable on December 31, 2018. All past due principal and interest shall bear interest at the highest lawful rate per annum from maturity until paid. Interest has accrued on the principal amount of $345,523.89 since the execution of the 2004 Note (defined below) as reflected in the books of Payee.
     This Note is executed in assumption, renewal and extension but not discharge or novation of (a) that certain promissory note executed by Galveston Bay Resources, Inc. in favor of Payee, dated as of August 20, 2004, in the original principal amount of $345,523.89 (the “2004 Note”), (b) that certain promissory note executed by Maker in favor of Payee, dated as of October 1, 2005, in the original principal amount of $345,523.89 (the “2005 Note”), (c) that certain promissory note executed by Maker in favor of Payee, dated as of February 26, 2007, in the original principal amount of $340,249.78 (the “2007 Note”) and (d) that certain promissory note executed by Maker, dated as of May 13, 2010, in favor of Payee in the original principal amount of $345,523.89 (the “2010 Note”). Maker and Payee agree that the principal amount of the 2007 Note was incorrectly stated, and that the correct principal amount of the 2007 Note should have been $345,523.89.
     Maker’s obligations under this Note are subordinate and inferior to (a) all the “Obligations” of Maker as defined in the Sixth Amended and Restated Credit Agreement dated as of May 13, 2010 (the “First Lien Credit Agreement”), as such agreement has been and may be modified, amended or restated from time to time and no principal or interest payments may be made on this Note without the unanimous approval of the “Lenders” as defined in the First Lien Credit Agreement, (b) all “Obligations” of Maker as defined in the Subordinated Credit Agreement dated as of November 13, 2008 (the “Second Lien Credit Agreement”), as such has been and may be modified, amended and restated from time to time and no principal or interest payments may be made on this Note without the unanimous approval of the “Lenders” as defined in the Second Lien Credit Agreement, (c) all rights of Alta Mesa Investment Holdings, Inc. (“Investor”) to receive distributions under the First Amended and Restated Agreement of Limited Partnership of Alta Mesa Holdings, LP, dated as of September 1, 2006, as such agreement has been and may be modified, amended or restated from time to time and subject to the terms of that certain Source of Payment, Limited Recourse and Subordination Agreement by and among Alta Mesa Resources, LP, Petro Acquisitions, LP, Maker, Alta Mesa Holdings, GP, LLC, Galveston Bay Resources Holdings, LP, Petro Acquisition Holdings, LP, Petro Operating Company Holdings, Inc., Harlan H. Chappelle, Dale Hayes and Investor, and (d) all obligations of Maker in connection with any Senior Unsecured Notes (as defined in the First Lien Credit Agreement) issued or guaranteed by Maker or its affiliates and no principal or interest payments may be made on this Note until such Senior Unsecured Notes have been paid in full. By acceptance of this Note, Payee agrees to be bound by the terms of such subordination and shall not accept any payments under this Note from Maker in violation thereof.
     Subject to the foregoing subordination agreements, this Note may be prepaid in whole or in part at any time without penalty. If this Note is placed in the hands of an attorney for collection or is collected by suit or through the probate or bankruptcy courts, then Maker shall additionally pay the reasonable attorney’s fees and cost of collection of the holder thereof. Maker and all endorsers and guarantors hereof, if any, and all others who may become liable on or for all or any part of the obligations evidenced hereby, severally waive presentment for payment, protest, notice of protest, and notice of non-payment hereof and to the release of any person liable hereon upon any terms deemed adequate by the holder hereof, in his sole discretion. Any such renewal or extension hereof or the release of any person liable hereon may be made without notice to any of said parties and without affecting their liability.

GALVESTON BAY RESOURCES, LP, a Texas limited partnership
By:	Alta Mesa GP, LLC, its general partner

By:	/s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer